AEP Reports 2012 First-Quarter Earnings

COLUMBUS, Ohio, April 20, 2012 /PRNewswire/ --

  2012 first-quarter earnings: $0.80 per share GAAP and ongoing
  Industrial sales continue to show growth
  Record mild weather throughout AEP's service territories lowers demand

AMERICAN ELECTRIC POWER Preliminary, unaudited results
	1st quarter ended March 31
	2012	2011	Variance
Revenue ($ in billions)	3.6	3.7	(0.1)
Earnings ($ in millions):
GAAP	389	353	36
Ongoing	389	392	(3)
EPS ($):
GAAP	0.80	0.73	0.07
Ongoing	0.80	0.82	(0.02)
EPS based on 484mm shares in Q1 2012, 481mm in Q1 2011

American Electric Power (NYSE: AEP) today reported 2012 first-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $389 million or $0.80 per share, compared with $353 million or $0.73 per share in first-quarter 2011. Ongoing earnings (earnings excluding special items) for first-quarter 2012 were the same as GAAP earnings, compared with $392 million or $0.82 per share in first-quarter 2011.

A full reconciliation of GAAP earnings with ongoing earnings for the quarter is included in tables at the end of this news release.

"Our ongoing earnings for the quarter were in line with results from first-quarter last year despite record-setting mild winter weather in the regions that we serve," said Nicholas K. Akins, AEP president and chief executive officer. "We continue to see growth in industrial demand. That growth, combined with our disciplined approach to controlling costs and improved rates in several jurisdictions, helped to offset the impact of the extremely mild winter, weakness in residential and commercial demand, and weakness in off-system sales.

"We've made significant progress this year on several strategic initiatives," Akins said. "We issued securitization bonds for our Texas Central Company to collect $800 million in Texas stranded costs authorized in a Texas Supreme Court decision last year. We completed the acquisition of BlueStar Energy, which establishes an important platform for retail growth in competitive markets. And we announced the creation of Transource, a new company formed with Great Plains Energy to develop and invest in competitive transmission projects.

"Uncertainty surrounding the transition to competition in Ohio continues," Akins said. "We support Ohio's decision to move to competition provided there is a reasonable transition. The modified Electric Security Plan we filed in Ohio last month addresses the concerns expressed by customers and regulators while providing financial stability and certainty for the company during the transition to a fully competitive market."

EARNINGS GUIDANCE

In light of the decision by the Public Utilities Commission of Ohio (PUCO) to terminate the previously approved stipulation agreement in February 2012, management is not reaffirming its 2012 ongoing earnings guidance of $3.05 to $3.25 per share.

"While earnings guidance is on hold pending the outcome in Ohio, we remain committed to the long-term strategy we outlined during our meeting with investors in February," Akins said. "In addition to seeking clarity in Ohio, we will continue to invest in our regulated operations, refocus our transmission business and put capital to work on our regulated generating fleet to comply with new regulations from the Environmental Protection Agency."

SUMMARY ONGOING RESULTS BY SEGMENT $ in millions except EPS
	Q1 12	Q1 11	Variance
Utility Operations	383	389	(6)
Ongoing EPS	0.79	0.81	(0.02)
Transmission Operations	9	4	5
Ongoing EPS	0.02	0.01	0.01
AEP River Operations	9	7	2
Ongoing EPS	0.02	0.02	0.00
Generation and Marketing	(1)	1	(2)
Ongoing EPS	0.00	0.00	0.00
All Other	(11)	(9)	(2)
Ongoing EPS	(0.03)	(0.02)	(0.01)
Ongoing Earnings	389	392	(3)
Ongoing EPS	0.80	0.82	(0.02)
EPS based on 484mm shares in Q1 2012, 481mm in Q1 2011

Ongoing earnings from Utility Operations decreased by $6 million during first-quarter 2012 when compared with the same period in 2011. The decrease was driven by lower retail margins compared with 2011, offset by lower Operations & Maintenance spending.

Transmission Operations' ongoing earnings improved by $5 million from the same period in 2011, primarily a result of increased investment by Electric Transmission Texas and AEP's wholly owned transmission subsidiaries. Transmission Operations consist of AEP's investment in transmission subsidiaries and transmission-only joint ventures.

Results for AEP's River Operations, Generation and Marketing, and All Other for first-quarter 2012 were comparable with the same period last year.

ONGOING RESULTS FROM UTILITY OPERATIONS $ in millions except EPS
	Q1 12	Q1 11	Variance
East Regulated Integrated Utilities	764	757	7
Ohio Companies	618	715	(97)
West Regulated Integrated Utilities	289	293	(4)
Texas Wires	145	149	(4)
Off-System Sales	84	86	(2)
Transmission Revenue - 3rd Party	115	102	13
Other Operating Revenue	101	125	(24)
Utility Gross Margin	2,116	2,227	(111)
Operations & Maintenance	(757)	(835)	78
Depreciation & Amortization	(412)	(393)	(19)
Taxes Other Than Income Taxes	(211)	(209)	(2)
Interest Expense & Preferred Dividend	(217)	(233)	16
Other Income & Deductions	43	48	(5)
Income Taxes	(179)	(216)	37
Utility Operations Ongoing Earnings	383	389	(6)
Ongoing EPS	0.79	0.81	(0.02)
EPS based on 484mm shares in Q1 2012, 481mm in Q1 2011

Retail Sales – The decrease in retail gross margin reflects decreased customer demand in first-quarter 2012 compared with the same period last year, primarily because of record warm temperatures. Heating degree days were 37 percent lower than the prior year (1,608 in 2012 compared with 2,546 in 2011) and were 31 percent below normal. The weather-related decrease in retail gross margin and reduced customer count brought by supplier choice in Ohio's competitive electric market were partially offset by improved rates in several regulated jurisdictions.

Off-System Sales – Gross margins from Off-System Sales decreased $2 million for first-quarter 2012 primarily because of lower demand and prices resulting from record mild weather.

Transmission Revenues– Transmission revenues were higher than in the same period last year primarily because of increases in PJM revenues.

Other Operating Revenue – Other Operating Revenue for first-quarter 2012 decreased $24 million during the first quarter primarily because of an unfavorable regulatory order in Ohio and a decrease in gains on other miscellaneous sales.

Operations & Maintenance Expense – Operations & Maintenance Expense decreased $78 million during first-quarter 2012 compared with the prior period primarily as a result of the continued focus on spending discipline and the reversal of an obligation as a result of the PUCO decision to terminate the previously approved stipulation agreement.

Depreciation & Amortization – The increase in Depreciation & Amortization in first-quarter 2012 compared with the same period last year is primarily attributed to changes in depreciation rates and increased plant balances.

Interest Expense & Preferred Dividends – The decrease in Interest Expense during first-quarter 2012 compared with the same period in 2011 is primarily because of a decrease in average long-term debt borrowings outstanding and lower long-term interest rates.

Other Income & Deductions – The decrease in Other Income & Deductions over the same period in 2011 is primarily because of a gain on sale of property in the first quarter of 2011.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen to the broadcast during the live webcast. Archived calls also are available as podcasts.

American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 39,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate and growth in, or contraction within, AEP's service territory and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition, particularly in Ohio due to the February 2012 Public Utilities Commission of Ohio rehearing order; weather conditions, including storms, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to resolve I&M's Donald C. Cook Nuclear Plant Unit 1 restoration and outage-related issues through warranty, insurance and the regulatory process; AEP's ability to recover regulatory assets and stranded costs in connection with deregulation; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity, and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances or additional regulation of fly ash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants and related assets; a reduction in the federal statutory tax rate; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of Electric Security Plans and the expected legal separation and transition to market for generation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact on future funding requirements; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; AEP's ability to successfully manage negotiations with stakeholders and obtain regulatory approval to terminate or amend the Interconnection Agreement and break up or modify the AEP Power Pool; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 1st Quarter 2012
Reconciliation of Ongoing to Reported Earnings

	2012
	Utility	Transmisison	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	383	9	9	(1)	(11)	389	$ 0.80

Total Special Items	-	-	-	-	-	-	$ -

Reported Earnings	383	9	9	(1)	(11)	389	$ 0.80

Financial Results for the 1st Quarter 2011
Reconciliation of Ongoing to Reported Earnings

	2011
	Utility	Transmisison	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	389	4	7	1	(9)	392	$ 0.82

Special Items
Restructuring Program	9	-	-	-	-	9	$ 0.02
Carbon Capture & Storage - APCo	(26)	-	-	-	-	(26)	$ (0.06)
Litigation Settlement - Enron Bankruptcy	-	-	-	-	(22)	(22)	$ (0.05)

Total Special Items	(17)	-	-	-	(22)	(39)	$ (0.09)

Reported Earnings	372	4	7	1	(31)	353	$ 0.73

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending March 31,
ENERGY & DELIVERY SUMMARY	2012	2011	Change

RetailElectric (in millions of kWh):
Residential	14,799	16,949	-12.7%
Commercial	11,265	11,646	-3.3%
Industrial	14,647	14,329	2.2%
Miscellaneous	721	723	-0.3%
Total Retail (a)	41,432	43,647	-5.1%

WholesaleElectric (in millions of kWh): (b)	8,913	9,151	-2.6%

Total KWHs	50,345	52,798	-4.6%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

CONTACT: Media - Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or Analysts - Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840